We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 1998, in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-53755) and related Prospectus of Interactive Magic, Inc. for the registration of 2,990,000 shares of its common stock.

                                       /s/ Ernst & Young LLP

Raleigh, North Carolina
July 16, 1998